Exhibit 99

For Immediate Release

Kevin Kaastra

Vice President of Finance

Fremont Michigan InsuraCorp, Inc.

(231) 924-0300

or

Don Hunt, Noel Ryan

Investor Relations

Lambert, Edwards & Associates, Inc.

616-233-0500

Fremont Michigan InsuraCorp, Inc. Reports

Fourth Quarter and Year End 2007 Results

Fremont, Michigan, February 25, 2008 — Fremont Michigan InsuraCorp, Inc. (Fremont) (OTC BB: FMMH) today announced net income of $2.4 million or $1.36 per diluted share for the fourth quarter of 2007. For the year ended December 31, 2007, Fremont generated net income of $4.9 million or $2.77 per diluted share. At December 31, 2007, Fremont’s book value per share was $22.82 based on 1,727,456 shares outstanding, an increase of 14.4% from $19.95 at December 31, 2006.

Fremont generated net income of $3.4 million or $1.90 per diluted share in the fourth quarter of 2006 and net income of $7.2 million or $4.10 per diluted share for the year ended December 31, 2006.

“Fremont Insurance produced a solid underwriting profit supported by exceptional top line growth in 2007 despite the soft market and sluggish Michigan economy”, said Richard E. Dunning, President and CEO. “Our 2007 net income represents a return on beginning shareholders’ equity (ROE) of 14.2% which exceeds the Company’s ROE goal of 12 – 14%. The strong relationship and support of our 175 agencies across the state of Michigan is very evident and is further enhanced by the talent and service of Company personnel.”

Consolidated Statement of Income

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Direct premiums written	$13,564,772	$12,555,235	$53,956,318	$48,869,232

Net premiums written	$10,952,595	$10,284,119	$44,003,623	$40,263,135

Net premiums earned	$11,033,800	$10,109,076	$42,773,737	$39,249,248
Loss and LAE	4,739,271	2,580,772	24,424,346	17,564,611
Policy acquisition and other underwriting expenses	4,235,825	3,467,668	15,896,842	13,599,846

Underwriting gain	2,058,704	4,060,636	2,452,549	8,084,791
Other revenue (expense) items
Net investment income	628,308	582,583	2,165,070	1,887,719
Net realized gains on investments	531,711	224,341	1,977,742	519,835
Other income	133,448	111,940	471,601	417,392
Interest expense	—	(50,580)	(146,170)	(228,403)

Total other revenue (expense) items	1,293,467	868,284	4,468,243	2,596,543

Income before federal income taxes	3,352,171	4,928,920	6,920,792	10,681,334
Federal income tax expense	(952,358)	(1,576,441)	(2,036,434)	(3,466,001)

Net income	$2,399,813	$3,352,479	$4,884,358	$7,215,333

Loss and LAE ratio	42.9%	25.5%	57.1%	44.8%
Policy acquisition and other underwriting expense ratio	38.4%	34.3%	37.2%	34.6%
Combined ratio	81.3%	59.8%	94.3%	79.4%

Underwriting

Direct premiums written increased 8.0% and 10.4% during the quarter and year ended December 31, 2007, respectively; while net premiums earned increased 9.1% and 9.0% for the same periods, respectively. The bulk of the premium growth came from personal auto and homeowner policies.

Our loss and LAE ratio for the fourth quarter 2007 was a more normal 42.9% compared to the record setting 25.5% in the 2006 quarter and 57.1% for the year ended December 31, 2007 compared to 44.8% for the same period in 2006. The differential in loss ratios for the 2007 quarter and year as compared to 2006 is driven by the exceptional results generated in 2006 which was a year highlighted by the lowest loss ratios in recorded history.

The underwriting expense ratio was 38.4% for the fourth quarter of 2007 compared to 34.3% in the 2006 quarter. The 2007 year end underwriting expense ratio was 37.2% compared to 34.6% for 2006. The 2007 expense ratio was impacted by the following items: a non-recurring increase in assessments from state mandated pools and associations, non-recurring state tax refunds received during 2006, increased agent incentives and increased depreciation associated with the Company’s investment in its technology infrastructure.

During the fourth quarter 2007, the Company generated a combined ratio of 81.3%. For the year ended December 31, 2007, Fremont’s combined ratio was 94.3%. The combined ratio was 59.8% and 79.4% during the fourth quarter and year ended December 31, 2006, respectively.

“Given the market conditions we are very pleased with our 2007 underwriting results. We continue to focus on generating profitable top line growth which is evident in our 2007 written premium increase of 10.4% and a combined ratio of 94.3%”, said Kaastra. “Based on historical data, a combined ratio in the mid nineties is very desirable and our 2007 results should place the Company in the top quartile of peer companies”.

Investments

Net investment income increased 7.8% to $628,000 for the fourth quarter 2007 and 14.7% to $2,165,000 for the year ended December 31, 2007. The increase is driven by a higher tax equivalent book yield in the fixed portfolio coupled with increased interest income from short-term investments held during 2007 in anticipation of the September 30, 2007 repayment of the Company’s surplus notes.

The tax equivalent book yield in the fixed portfolio has increased 46 basis points to 5.33% at December 31, 2007 compared to 4.87% as of December 31, 2006. Fremont’s investment portfolio does not have exposure related to sub-prime securities. Our fixed portfolio has an overall average rating of AA+.

Forward Looking Statement

Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward- looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Fremont Michigan InsuraCorp, Inc.

There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on Fremont Michigan InsuraCorp, Inc. will be those anticipated by management. Actual financial results including premium growth and underwriting results could differ materially from those anticipated by Fremont Michigan InsuraCorp, Inc. depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; change in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

FREMONT MICHIGAN INSURACORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

(Unaudited)

	December 31, 2007	December 31, 2006
Assets
Investments:
Fixed maturities available for sale, at fair value	$50,528,874	$44,959,266
Equity securities available for sale, at fair value	8,305,133	11,689,756
Mortgage loans on real estate from related parties	253,656	260,808

Total investments	59,087,663	56,909,830
Cash and cash equivalents	4,033,158	4,598,843
Premiums due from policyholders, net	7,852,730	7,528,683
Amounts due from reinsurers	6,588,847	7,883,153
Prepaid reinsurance premiums	258,875	404,016
Accrued investment income	533,843	447,411
Deferred policy acquisition costs	3,334,001	3,235,383
Deferred federal income taxes	2,920,648	3,070,713
Property and equipment, net of accumulated depreciation	2,500,988	1,771,323
Other assets	43,905	28,078

	$87,154,658	$85,877,433

Liabilities and Stockholders’ Equity
Liabilities:
Losses and loss adjustment expenses	$18,058,919	$20,176,555
Unearned premiums	22,727,515	21,463,019
Reinsurance balances payable	199,463	50,313
Accrued expenses and other liabilities	6,742,803	6,867,081
Surplus notes	—	2,890,288

Total liabilities	47,728,700	51,447,256

Commitments and contingencies
Stockholders’ Equity
Preferred stock, no par value, authorized 4,500,000 shares, no shares issued and outstanding	—	—
Class A common stock, no par value, authorized 5,000,000 shares, 1,727,456 and 1,725,456 shares issued and outstanding at December 31, 2007 and 2006, respectively	—	—
Class B common stock, no par value, authorized 500,000 shares, no shares issued and outstanding	—	—
Additional paid-in capital	7,722,424	7,605,096
Retained earnings	30,395,771	25,511,413
Accumulated other comprehensive income	1,307,763	1,313,668

Total stockholders’ equity	39,425,958	34,430,177

Total liabilities and stockholders’ equity	$87,154,658	$85,877,433

FREMONT MICHIGAN INSURACORP, INC. AND SUBSIDIARY

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenues:
Net premiums earned	$11,033,800	$10,109,076	$42,773,737	$39,249,248
Net investment income	628,308	582,583	2,165,070	1,887,719
Net realized gains (losses) on investments	531,711	224,341	1,977,742	519,835
Other income, net	133,448	111,940	471,601	417,392

Total revenues	12,327,267	11,027,940	47,388,150	42,074,194

Expenses:
Losses and loss adjustment expenses, net	4,739,271	2,580,772	24,424,346	17,564,611
Policy acquisition and other underwriting expenses	4,235,825	3,467,668	15,896,842	13,599,846
Interest expense	—	50,580	146,170	228,403

Total expenses	8,975,096	6,099,020	40,467,358	31,392,860

Income before federal income tax expense	3,352,171	4,928,920	6,920,792	10,681,334
Federal income tax expense	952,358	1,576,441	2,036,434	3,466,001

Net income	$2,399,813	$3,352,479	$4,884,358	$7,215,333

Earnings per share
Basic	$1.39	$1.94	$2.83	$4.18
Diluted	$1.36	$1.90	$2.77	$4.10

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